UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PARAGON SEMITECH USA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0291849
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

197 Route 18 South, Suite 3000, PMB 4157 East Brunswick, NJ	08816
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-140764  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class
to be so Registered

Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of Paragon SemiTech USA, Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2, Registration No. 333-147222 (the “Registration Statement”), filed with the Securities and Exchange Commission, as amended, and is incorporated herein by this reference.

ITEM 2.	EXHIBITS

The following exhibits are filed or incorporated by reference to the Registration Statement:

2.1(1)	Reorganization and Stock Purchase Agreement dated September 27, 2007

3.1(1)	Articles of Incorporation of Paragon SemiTech USA, Inc., filed on May 21, 2007

3.3(1)	Bylaws of Paragon SemiTech USA, Inc.

(1)	Incorporated by reference from our registration statement on Form SB-2, filed with the Commission on December 11, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Paragon SemiTech USA, Inc.

Dated: December 17, 2007	/s/ Frank Z.W. Fang
By: Frank Z.W. Fang
Its: President